UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Berg

On August 17, 2018, the Board of Directors (the “Board”) of Marathon Patent Group, Inc., a Nevada corporation (the “Company”), appointed Michael Berg as a member of the Board and appointed him to serve as the Chairman of the Audit Committee, to replace the current Chairman, Fred Thiel, and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Berg’s biography is set forth below.

Mr. Berg has been a practicing accountant for over 30 years. Since May of 2011,  he has served on the Board of Directors of Sol Array, a high technology company based in China, which develops next generation solar cells, and serves as an advisor to several small public companies. From September of 1977 until June of 1985, he was an audit manager for Coopers & Lybrand (now PWC) in San Francisco and in January 2008, co-founded and served as the West Coast PIC of PMB Helin Donovan, a 100+ person CPA firm. From September 1988 until December 2000, Mr. Berg served as the Chief Financial Officer of a public real estate company and a high tech manufacturer and a research and development company . He has established several independent companies including EXIS in January 1992, which sold and installed a proprietary software product which he helped develop for distributed general ledgers systems. Most recently, in January 2014, he formed the Registry of Accredited Investors that provides services to investors and companies in Reg D offerings. His industry experience ranges from finance and distribution to high tech, pharma, real estate and construction. Mr. Berg has worked extensively with public companies and has participated in many public offerings in national markets. From January 1989 until October 1996, he was the President of the Board of Directors of The Names Project and formed a not-for-profit called the Permanent Display aimed at creating a San Francisco landmark for the AIDs Quilt. In March 2005, Mr. Berg also helped found Welcome, a 501C(3) that provides homeless outreach in the Upper Polk Street area of San Francisco. Mr. Berg attended San Francisco State University, where he received his B.A. in Accounting, and is a licensed CrFA, CFF and CPA in the States of California and New York. Mr. Berg has no family relationship with any other officer or director. The Board believes that Mr. Berg meets the definition of an “Independent Director” as defined by NASDAQ and has the financial sophistication to be the Chair of the Audit Committee.

Appointment of Michael Rudolph

On August 17, 2018, the Board appointed S. Michael Rudolph as a member of the Board and appointed him to serve as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee and the Audit Committee. Mr. Rudolph’s biography is set forth below.

Since July 1995, Mr. Rudolph has served as the President and Chief Executive Officer of The Edgehill Group, a consulting firm which provides financial management, operational expertise, strategic and tactical advice, project management and change management guidance. In connection therewith, he served as a contract Chief Financial Officer of ConsejoSano, Inc., a Hispanic telehealth provider, from May 2016 to July 2017; as the Chief Financial Officer of Fullbottle Group, Inc., an online advertising agency, from April 2014 to May 2017; as a contract Chief Financial Officer and Chief Administrator Officer of Calaborate Inc., a mobile app developer, from October 2013 to April 2014; and as interim Chief Financial Officer and Chief Administrative Officer of a software subsidiary company, Videro LLC and Videro, Inc from July 2011 to September 2015. In addition, Mr. Rudolph provided interim management as CEO and CFO for several online businesses and firms. From January 2001 until March 2016, Mr. Rudolph co-founded and served as Chief Financial Officer and Managing Member of Viking Asset Management, LLC, an SEC registered investment adviser (“RIA”) where he was responsible for finance, operations, treasury, audit, tax, legal, compliance and investor relations for the funds and the RIA and had direct management responsibility for 17 full time employees. From November 1989 to June 1995, Mr. Rudolph was the managing director at Charles Schwab & Co., Inc., in San Francisco, California, during which he managed non-trading functions for the Institutional Brokerage Division including sales/marketing, operations, compliance, financial planning/reporting and research and managed 10 full time employees and a $4.5 million budget. Mr. Rudolph attended Washington University in St. Louis, MO, where he received his M.B.A. in Finance/Marketing. He received his B.S. in Biochemistry from Purdue University in West Lafayette, IN, and was a licensed FINRA registered investment advisor from April 2001 to March 2011. Mr. Rudolph has no family relationship with any other officer or director. The Board believes that Mr. Rudolph meets the definition of an “Independent Director” as defined by NASDAQ.

Appointment of Fred Thiel as Chairman of the Compensation Committee

On August 17, 2018, the Board appointed Mr. Thiel as the Chairman of the Compensation Committee of the Company and remains as a member of the Audit Committee and the Nominating and Corporate Governance Committee. The Board believes that Mr. Thiel continues to meet the definition of an “Independent Director” as defined by NASDAQ.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on the Current Report on Form 8-K filed by the Company with the Commission on July 13, 2018, the Company received a written notification from the NASDAQ Stock Market LLC (“Nasdaq”) indicating that based upon the Company’s Form 8-K filed on June 29, 2018, as a result of the resignations of Edward Kovalik and Christopher Robichaud from the Company’s board of directors (the “Board”) effective June 28, 2018, the Company no longer complies with Nasdaq’s Listing Rules 5605(b)(1) and 5605(c)(2) (the “Rules”) for continued listing. On August 17, 2018, the Board appointed two directors, each of whom meets the definition of an “Independent Director” as defined by Nasdaq. On August 20, 2018, the Company received a written notification from Nasdaq indicating that the Staff has determined that the Company has regained compliance with the Rules and that the matter is now closed.

ITEM 7.01	Regulation FD Disclosure.

On August 21, 2018, the Company issued a press release announcing the appointment of Michael Berg and S. Michael Rudolph as independent directors to the Board and that the Company has regained compliance for continued listing on Nasdaq.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Marathon Patent Group, Inc., Press Release dated August 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2018

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Interim Chief Executive Officer